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                                   EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the incorporation by reference in this annual report on Form 10-K of Citizens & Northern Corporation for the year ended December 31, 1998 of our report dated February 5, 1999 which appears on page 27 of the annual report to shareholders for the year ended December 31, 1998.









Williamsport, Pennsylvania
March 22, 1999



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